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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS'



To the Board of Directors
Prolong International Corporation


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-41567) of our report dated February 23, 1996 related to the consolidated financial statements of Prolong International Corporation for the year ended December 31, 1995 included in the Annual Report on Form 10-K of Prolong International Corporation.



                                  /s/ Corbin & Wertz

                                  CORBIN & WERTZ



Irvine, California
March 20, 1998